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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use in this Registration Statement of Infosonics Corporation and subsidiary on Amendment No.1 to Form S-1 of our report, dated January 21, 2004, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 21, 2004, relating to the financial statements schedules appearing elsewhere in this Registration Statement.

        We also consent to the reference to our Firm under the captions "Experts," "Selected Financial Information," and "Summary Historical Financial Data" in such Prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Los Angeles, California
March 26, 2004

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  Exhibit 23.2